Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial information is derived from the historical income statements of Dollar Tree and Family Dollar Stores, Inc. (“Family Dollar”). The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, with Dollar Tree treated as the acquirer.

Dollar Tree, a registrant with a year that ends on the Saturday closest to January 31, acquired Family Dollar with a year that ends on the Saturday closest to August 31 on July 6, 2015.  The pro forma income statement for the year-ended January 30, 2016 will include (1) Dollar Tree’s year ended January 30, 2016 and (2) Family Dollar’s 12-month period ended January 30, 2016.

The Unaudited Pro Forma Condensed Combined Income Statement for the year ended January 30, 2016 is presented as if the merger and the related borrowings used to finance the merger occurred on February 1, 2015.  The pro forma adjustments reflect an exchange ratio of 0.2484 shares of Dollar Tree common stock for every share of Family Dollar common stock.

Certain reclassifications have been made in the presentation reclassification column of the pro forma condensed combined balance income statement, relative to Family Dollar’s historical financial statements.  These presentation reclassifications show the impact of conforming Family Dollar’s accounting policies in order to present them on a basis consistent with those of Dollar Tree.

As disclosed in Dollar Tree’s historical audited financial statements, Dollar Tree’s gross profit may not be comparable to other retailers, as some companies exclude costs related to their store occupancy and distribution network from cost of sales while others, like Dollar Tree, include all or a portion of such costs in cost of sales.  As such, for income statement purposes, certain buying, distribution and occupancy costs for Family Dollar were reclassified from Family Dollar’s selling, general and administrative expenses to cost of sales to conform to Dollar Tree’s calculation of gross profit.  In addition, amounts included in other income on Family Dollar’s income statement have been reclassified to selling, general and administrative expenses to conform to Dollar Tree’s presentation of these items.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated results of operations of Dollar Tree that would have been reported had the merger been completed as of February 1, 2015, and should not be taken as indicative of any future consolidated results of operations. The Unaudited Pro Forma Condensed Combined Income Statement does not reflect any sales or cost savings from synergies that may be achieved with respect to the combined companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Dollar Tree, Inc. in the Annual Report on Form 10-K for the fiscal year ended January 31, 2016 which includes seven months of Family Dollar results.  Additionally, the unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Family Dollar in the Quarterly Reports on Form 10-Q for the periods ended February 28, 2015 and May 30, 2015.

Dollar Tree, Inc.

Unaudited Pro Forma Condensed Combined Income Statement

For the year ended January 30, 2016

		Historical	Presentation	Pro Forma	Note	Combined
	Historical	Family Dollar	Reclassifications	Adjustments	References	Company
(in millions, except per share data)	Dollar Tree	(1)	(2)	(3)	(3)	Pro Forma
Net sales	$9,336.4	$10,831.9	$(0.3)	$(385.7)	B	$19,782.3
Cost of sales	6,087.1	7,808.0	381.1	(339.7)	B, D, F	13,936.5
Gross profit	3,249.3	3,023.9	(381.4)	(46.0)		5,845.8
Selling, general and administrative expenses	2,168.8	2,834.0	(395.8)	(184.7)	B, C, D, E	4,422.3
Operating income	1,080.5	189.9	14.5	138.7		1,423.6
Interest expense, net	444.3	166.5		(255.9)	A	354.9
Other (income) expense, net	2.1	(14.5)	14.5	1.2	B	3.3
Income before income taxes	634.0	38.0	—	393.4		1,065.4
Provision for income taxes	243.7	34.8	—	150.5	G	407.5
Net income	$390.3	$3.2	$—	$242.9		$657.9

Earnings per share
Basic	$1.66	$0.01				$2.71
Diluted	$1.66	$0.01				$2.70
Average number of shares outstanding
Basic	234.7	234.7				234.7
Diluted	235.8	235.8				235.8

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

(1)      Family Dollar’s income statement was derived by adding the five months ended July 4, 2015 to the seven months ended January 30, 2016 which were included in the the consolidated company 10-K for the year ending January 30, 2016.

(2)      See Note 1 to the Unaudited Pro Forma Condensed Combined Financial Statements for a description of the presentation reclassifications included in this column.

(3)      See Note 2 to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF DOLLAR TREE

1.              Basis of pro forma presentation

The accompanying unaudited pro forma condensed combined financial information is derived from the historical income statements of Dollar Tree and Family Dollar. The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, with Dollar Tree treated as the acquirer.

Dollar Tree, a registrant with a year that ends on the Saturday closest to January 31, acquired Family Dollar with a year that ends on the Saturday closest to August 31 on July 6, 2015.  The pro forma income statement for the year-ended January 30, 2016 will include (1) Dollar Tree’s year ended January 30, 2016 and (2) Family Dollar’s 12-month period ended January 30, 2016.

The Unaudited Pro Forma Condensed Combined Income Statement for the year ended January 30, 2016 is presented as if the merger and the related borrowings used to finance the merger occurred on February 1, 2015.  The pro forma adjustments reflect an exchange ratio of 0.2484 shares of Dollar Tree common stock for every share of Family Dollar common stock.

Certain reclassifications have been made in the presentation reclassification column of the pro forma condensed combined balance income statement, relative to Family Dollar’s historical financial statements.  These presentation reclassifications show the impact of conforming Family Dollar’s accounting policies in order to present them on a basis consistent with those of Dollar Tree.

As disclosed in Dollar Tree’s historical audited financial statements, Dollar Tree’s gross profit may not be comparable to other retailers, as some companies exclude costs related to their store occupancy and distribution network from cost of sales while others, like Dollar Tree, include all or a portion of such costs in cost of sales.  As such, for income statement purposes, certain buying, distribution and occupancy costs for Family Dollar were reclassified from Family Dollar’s selling, general and administrative expenses to cost of sales to conform to Dollar Tree’s calculation of gross profit.  In addition, amounts included in other income on Family Dollar’s income statement have been reclassified to selling, general and administrative expenses to conform to Dollar Tree’s presentation of these items.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent the consolidated results of operations of Dollar Tree that would have been reported had the merger been completed as of February 1, 2015, and should not be taken as indicative of any future consolidated results of operations. The Unaudited Pro Forma Condensed Combined Income Statement does not reflect any sales or cost savings from synergies that may be achieved with respect to the combined companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Dollar Tree, Inc. in the Annual Report on Form 10-K for the fiscal year ended January 31, 2016 which includes seven months of Family Dollar results.  Additionally, the unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Family Dollar in the Quarterly Reports on Form 10-Q for the periods ended February 28, 2015 and May 30, 2015.

2.   Pro forma adjustments

A.            Interest expense has been adjusted to reflect the net effect of the issuance of new debt and retirement of Family Dollar and Dollar Tree debt.

B.            A condition of the acquisition, as required by the Federal Trade Commission, was to divest 330 Family Dollar stores, 325 of which were already open.  This adjustment eliminates the income statement effects of the stores that were divested as of November 1, 2015, the date the Company completed the transaction pursuant to the divesture of 330 stores.

C.            Non-recurring acquisition and integration related costs of $74.5 million incurred as a result of the acquisition were eliminated.

D.            Amortization of $70.2 million and accelerated depreciation of $42.0 million were eliminated for the inventory step-up and fixed asset purchase price adjustments, respectively.

E.             Favorable and unfavorable lease rights were recognized as a result of the acquisition.  As the related amortization will be reoccurring over the lease terms of the impacted stores, an adjustment for the net effect of amortization was included for the 12-months ending January 30, 2016.

F.              As a result of the elimination of Family Dollar’s deferred rent liabilities and sale leaseback deferred gains, the amortization of these liabilities as a reduction of rent expense has been eliminated resulting in an increase in Family Dollar’s occupancy costs, which is shown as an adjustment to cost of goods sold to conform to the Dollar Tree presentation.

G.            The pro forma condensed combined tax provision has been adjusted for the tax effect of adjustments to income before income taxes at the statutory rates in effect for the 12-months ended January 30, 2016.